EXHIBIT 99.1

             CONSENT OF LIMITED PARTNER OF ATLANTA MARRIOTT MARQUIS
                              LIMITED PARTNERSHIP

     This Consent is Solicited on behalf of Marriott Marquis Corporation, Inc., the general partner of Atlanta Marriott Marquis Limited Partnership ('AMMLP').


     The undersigned, a holder of units representing limited partnership interests of AMMLP, acting with respect to all of the units held by the undersigned, hereby takes the following action with respect to the merger (the 'Merger') of AMMLP with and into Atlanta Marriott Marquis II Limited
Partnership:


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THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE CONSENT SOLICITATION
STATEMENT/PROSPECTUS DATED _________ __, 1997.

The undersigned hereby revokes any consent or consents heretofore given with respect to the subject matter of this consent.

                                         Date: __________ __, 1997

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                                                SIGN HERE (Title, if any)

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                                                SIGN HERE, if held jointly

A SIGNED BUT UNMARKED CONSENT CARD WILL BE DEEMED TO CONSENT TO THE PROPOSAL SET FORTH ABOVE.

Please sign exactly as you hold you Units. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If interest is held jointly, each holder should sign.